UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2008

CARLISLE COMPANIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-9278	31-1168055
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13925 Ballantyne Corporate Place, Suite 400, Charlotte, NC 28277

(Address of principal executive offices)

704-501-1100

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFS 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.01.               Completion of Acquisition or Disposition of Assets.

                On April 28, 2008, Carlisle Companies Incorporated (the “Company”), through its subsidiary, Tensolite Company (“Tensolite”), acquired by merger (the “Merger”) all of the issued and outstanding capital stock of Carlyle Holdings, Inc. (“Holdings”) and its wholly-owned subsidiary, Carlyle, Inc. (the “Subsidiary” and together with Holdings, “Carlyle”).

                Pursuant to the Merger, the Company, through Tensolite, acquired all of the assets used by Carlyle in the operation of its business of assembling, designing, manufacturing and distributing wire and cable assemblies and harnesses, racks and panels, and other interconnect products or assemblies for aerospace applications, non-aerospace original equipment manufacturers, and network infrastructure applications (the “Carlyle Business”), including (i) certain leases of real property located at (a) 20811 84th Avenue South, Suite 104, Kent, Washington, (b) 6801 South 180th Street, Tukwila, Washington, and (c) 21241 and 21249 72nd Avenue South, Kent, Washington, (ii) all machinery and equipment and leasehold improvements used in the Carlyle Business, (iii) all inventory and accounts receivable of the Carlyle Business, and (iv) all goodwill and other intangible assets of the Carlyle Business.

                The shareholders of Holdings were Ms. Carol-Ann O’Mack and Ms. Diane M. Johansson as well as certain related trusts (collectively, “Sellers”).  There is no material relationship between Sellers and the Company or any of its affiliates, or any director or officer of the Company, or any associate of any such director or officer.

                The purchase price for all of the outstanding capital stock of Carlyle was $200,000,000, subject to certain customary post-closing adjustments.

Item 7.01.               Regulation FD Disclosure.

                See the attached press release announcing the completion of the acquisition of Carlyle furnished as Exhibit 99.1 hereto.

Item 9.01.               Financial Statements and Exhibits.

                (d)           Exhibits

                                See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2008	CARLISLE COMPANIES INCORPORATED

	By:	/s/ Carol P. Lowe
Carol P. Lowe, Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release announcing acquisition.